UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C., 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 11, 2024

EZFILL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40809	84-4260623
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

67 NW 183rd Street, Miami, Florida 33169

(Address of principal executive offices, including Zip Code)

305-791-1169

(Registrant’s telephone number, including area code)

2999 NE 191st Street, Ste 500, Aventura Florida 33180

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	EZFL	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Next Charging, LLC Global Amendments

On January 11, 2024, EzFill Holdings, Inc. (the “Company”) and Next Charging, LLC (“Next”) entered into a global amendment (“Global Amendment 1”) to the promissory notes dated as of July 5, 2023; August 2, 2023; August 30, 2023; September 6, 2023; September 13, 2023; November 3, 2023; November 21, 2023; December 4, 2023; December 13, 2023; December 18, 2023; and December 20, 2023 (each a “Note” and collectively the “Notes”).

Global Amendment 1 revised Section 8, Events of Default, to add:

The conversion price (as adjusted, the “Conversion Price”) shall equal the greater of the average VWAP over the ten (10) Trading Day period prior to the conversion date; or (b) $0.70 (the “Floor Price”). Notwithstanding anything to the contrary contained in this Note the Lender and the Borrower agree that the total cumulative number of Common Shares issued to Lender hereunder together with all other Transaction Documents may not exceed the requirements of Nasdaq Listing Rule 5635(d) (“Nasdaq 19.99% Cap”), except that such limitation will not apply following Shareholder Approval. If the Borrower is unable to obtain Shareholder Approval to issue Common Shares to the Lender in excess of the Nasdaq 19.99% Cap, any remaining outstanding balance of this Note must be repaid in cash at the request of the Lender.

Global Amendment 1 also added Section 10.15, Adjustment Due to Stock Split by Borrower, which provides that the number of shares and the price for any conversion under the Notes will be adjusted by the same ratios or multipliers of any reverse split the Company effects.

Also on January 11, 2024, the Company and Next entered into a global amendment (“Global Amendment 2”) to the promissory notes dated as of December 27, 2023 and January 8, 2023.

Global Amendment 2 revised Section 8, Events of Default, to remove the final paragraph and replace the paragraph with:

The conversion price (as adjusted, the “Conversion Price”) shall equal the greater of the average VWAP over the ten (10) Trading Day period prior to the conversion date; or (b) $0.70 (the “Floor Price”). Notwithstanding anything to the contrary contained in this Note the Lender and the Borrower agree that the total cumulative number of Common Shares issued to Lender hereunder together with all other Transaction Documents may not exceed the requirements of Nasdaq Listing Rule 5635(d) (“Nasdaq 19.99% Cap”), except that such limitation will not apply following Shareholder Approval. If the Borrower is unable to obtain Shareholder Approval to issue Common Shares to the Lender in excess of the Nasdaq 19.99% Cap, any remaining outstanding balance of this Note must be repaid in cash at the request of the Lender.

Next Promissory Note dated January 16, 2024

On January 16, 2024, the Company and Next entered into a promissory note (the “January Next Note”) for the sum of $165,000 (the “January Next Loan”). The January Next Note has an original issue discount (“OID”) equal to $15,000, which is 10% of the aggregate original principal amount of the January Next Loan. The unpaid principal balance of the January Next Note has a fixed rate of interest of 8% per annum for the first nine months, afterward, the Note will begin to accrue interest on the entire balance at 18% per annum.

Unless the January Next Note is otherwise accelerated, or extended in accordance with the terms and conditions therein, the balance of the January Next Note, along with accrued interest, will be due on March 16, 2024 (the “Maturity Date”). The Maturity Date will automatically be extended for 2 month periods, unless Next sends 10 days written notice, prior to the end of any 2 month period, that it does not wish to extend the January Next Note, at which point the end of the then current 2 month period shall be the Maturity Date. Notwithstanding the foregoing, upon the Company completing a capital raise of at least $3,000,000, the entire outstanding principal and interest through the Maturity Date will be immediately due.

If the Company defaults on the January Next Note, (i) the unpaid principal and interest sums, along with all other amounts payable, multiplied by 150% will be immediately due, and (ii) Next will have the right to convert all or any part of the outstanding and unpaid principal, interest, penalties, and all other amounts under the January Next Note into fully paid and non-assessable shares of the Company’s common stock. The conversion price will be the average closing price over the 10 trading days ending on the date of conversion. Subject to the adjustments described in the January Next Note, the conversion price shall equal the greater of (a) $1.23; or (b) $0.70.

Pursuant to the January Next Note, the total cumulative number of shares issued to Next may not exceed the requirements of Nasdaq Listing Rule 5635(d) (“Nasdaq 19.99% Cap”), except that such limitation will not apply following Shareholder Approval. If the Company is unable to obtain Shareholder Approval to issue shares to AJB in excess of the Nasdaq 19.99% Cap, any remaining outstanding balance of this Note must be repaid in cash at AJB’s request.

Michael Farkas is the managing member of Next (the “Managing Member”). The Managing Member is also the beneficial owner of approximately 20% of the Company’s issued and outstanding common stock. Additionally and as previously reported on a Current Report on Form 8-K that was filed with the Securities and Exchange Commission on August 16, 2023, on August 10, 2023, and on November 8, 2023, the Company, the members (the “Members”) of Next and its Managing Member, as an individual and also as the representative of the Members, entered into an Exchange Agreement (the “Exchange Agreement”), pursuant to which the Company agreed to acquire from the Members 100% of the membership interests of Next in exchange for the issuance by the Company to the Members of shares of common stock, par value $0.0001 per share, of the Company. Upon consummation of the transactions contemplated by the Exchange Agreement (the “Closing”), Next will become a wholly-owned subsidiary of the Company. As of the date of this Current Report on Form 8-K, the Closing has not occurred.

AJB Capital Investments, LLC Global Amendment

On January 17, 2024, the Company and AJB Capital Investments, LLC, (“AJB”) entered into a global amendment (the “AJB Global Amendment”) to the promissory notes dated as of April 19, 2023, as amended by the amended and restated promissory note dated May 17, 2023, September 22, 2023 and October 13, 2023 (each an “AJB Note” and collectively the “AJB Notes”).

Upon effectiveness, the AJB Global Amendment modified section 1.2(a) and section 1.6 of the AJB Notes. Section 1.2(a) replaced the calculation of the conversion price. Subject to adjustments described in the AJB Notes, the conversion price will equal (x) until the date of the Shareholder Approval the greater of (a) $1.23 (the “Nasdaq Minimum Price”), and (b) the lower of the average VWAP over the ten (10) Trading Day period either (i) ending on date of conversion of this Note or (ii) the date hereof and (y) following the date of the Shareholder Approval, the greater of the average VWAP over the ten (10) Trading Day period either (i) ending on date of conversion of this Note or (ii) $0.70 (the “Floor Price”).

The AJB Global Amendment revised Section 1.6 to incorporate an adjustment due to a stock split by the Company. Pursuant to the new Section 1.6(b), if the Company effectuates a reverse stock split at any time while the AJB Notes are outstanding and prior to conversion of the AJB Notes, then the AJB Notes will be adjusted by the same ratio of the stock split. Notwithstanding any stock split, the Floor Price shall not exceed $2.10. If any stock split would result in a Floor Price exceeding $2.10, then AJB can, among other treatments, deem it an Event of Default.

The AJB Global Amendment also extended the maturity dates of the September 22, 2023 AJB Note and the October 13, 2023 AJB Note to April 19, 2024. If the Company conducts a capital raise of $10,000,000 or more, then the September 22, 2023 Note will be repaid with the proceeds of that capital raise. In addition, if the Company conducts a capital raise of $15,000,000, then the proceeds of the raise will repay both the September 22, 2023 and October 13, 2023 AJB Notes. In exchange for the extensions, the Company agreed to issue 180,000 shares to AJB (the “Extension Shares”). AJB will never possess an amount of shares greater than 9.99% of the issued and outstanding shares of the Company. This ownership restriction can be waived by AJB, in whole or in part, upon 61 days’ prior written notice. In addition, the Company shall not issue such shares until such time as AJB’s ownership is less than 9.99%, or upon request by AJB, the Company shall issue pre-funded warrants providing AJB with the same economic benefits as if the shares had been issued to it. It will be considered an immediate default if the Extension Shares are not delivered to AJB within one business day of its request.

The information set forth above is qualified in its entirety by reference to Global Amendment 1, Global Amendment 2, the January Next Note and the AJB Global Amendment, which are incorporated herein by reference and attached hereto as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the respective documents.

Item 3.02. Unregistered Sales of Equity Securities.

To the extent required by this Item 3.02, the information contained in Item 1.01 is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Global Amendment 1 dated January 11, 2024 between EzFill Holdings, Inc. and Next Charging LLC.
10.2	Global Amendment 2 dated January 11, 2024 between EzFill Holdings, Inc. and Next Charging LLC
10.3	Promissory Note dated January 16, 2024 between EzFill Holdings, Inc. and Next Charging LLC.
10.4	Global Amendment dated January 17, 2024 between EzFill Holdings, Inc. and AJB Capital Investments, LLC
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 17, 2024

EZFILL HOLDINGS, INC.

By:	/s/ Yehuda Levy
Name:	Yehuda Levy
Title:	Interim Chief Executive Officer